October 17, 2007

Bank of New York
One Wall street, 29th Floor
New York, New York  10286

Dear Sirs,

I have acted as Mexican counsel to National Financiera, S.N.C. (the "CPO Trustee"), a national credit institution and development bank organized under the laws of the United Mexican States, in connection with the registration of American Depositary Shares ("ADSs") under the United States Securities Act of 1933 pursuant to the Registration Statement on Form F-6 filed with the Securities and Exchange Commission on or about the date hereof (the "Registration Statement").  Each of the ADSs will represent seven (7) of the Certificados de Participación Ordinarios (Ordinary Participation Certificates) (the "CPOs") issued by the CPO Trustee pursuant to the terms of that certain Mexican trust agreement between Nacional Financiera, S.N.C., as trustee, and the other parties listed therein, and acknowledged by Maxcom Telecomunicaciones, S.A. de C.V., (the "Trust Agreement"), formalized by public deed (the "CPO Deed"), to be registered with and may be examined at the Public Registry of Commerce of the Federal District in Mexico City.  Each CPO represents financial interests in, and limited voting rights with respect to, three (3) shares of Series A common stock, without par value, of Maxcom Telecomunicaciones, S.A. de C.V.

In preparing the opinion expressed below, I have examined and relied upon originals or copies authenticated to my satisfaction of the Trust Agreement, the CPO Deed and certain corporate records of the CPO Trustee.  In addition, I have made such other investigations as I considered necessary or appropriate as a basis for the opinion herein expressed.

Based on the foregoing, I am of the opinion that the CPOs are duly authorized, validly issued, fully paid and nonassessable; and entitle the holders thereof the rights specified in the Trust Agreement and the CPO Deed.

I hereby consent the use of this opinion as Exhibit 4.2 in the registration of American Depositary Shares evidenced by American Depositary Receipts under the United States Securities Act of 1933, pursuant to the Registration Statement on Form F-6 filed with the Securities and Exchange Commission.

This opinion is limited to the matters of Mexican law, and except as specifically expressed herein, no opinion whatsoever is expressed with respect to the Registration Statement.

Very truly yours,

By:  /s/ Juan Manuel Altamirano León

Juan Manuel Altamirano León
Trustee Delegate